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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Current Report (Form 8-K) and an amendment thereto of our report dated March 14, 1997 (except for the Subsequent Events Note as to which the date is March 28, 1997) with respect to the consolidated financial statements of American Stores Company for the year ended February 1, 1997, filed with the Securities and Exchange Commission.

                                                        Ernst & Young LLP

Salt Lake City, Utah
April 1, 1997